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                                                                   Exhibit 23.6

                            [LETTERHEAD OF NASSCOM]

11 October 2000

Mr. Suresh Senapaty
Wipro Limited

76P & 80P

Dodakkanelli

Dear Mr. Senapaty

   This is with reference to your letter dated 11 October 2000 requesting for permission to publish certain extracts (as attached at Exhibit A) from the NASSCOM-McKinsey study report 1999. This is to give you permission to use these extracts in the prospectus included as part of registration statement of Wipro Limited in Form F-1.

Sincerely.

For NASSCOM

/s/ Sangeeta Gupta

Sangeeta Gupta
Senior manager